UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Mary Jane’s Vape & Smoke Shop, Inc.

(Exact name of registrant as specified in its charter)

Nevada	5993	83-1159128
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

302 West Victory Dr. Savannah GA 31405

tel. no. (816)-343-3102

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Spring Valley Solutions, LLC

4955 S. Durango Dr. Ste. 165

Las Vegas, NV 89113

(702) 982-5686 (Tel.)

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

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The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

COPIES OF COMMUNICATIONS TO:

The Doney Law Firm

4955 S. Durango Dr. Ste. 165

Las Vegas, NV 89103

(702) 982-5686 (Tel.)

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EXPLANATORY NOTE

This Registration Statement on Form S-1 (the “Registration Statement”) is being filed to register the sale of up to 1,000,000 shares at a fixed price of $2.00 per share in a direct offering (the “Primary Offering”) and the sale by the selling security holders of up to 2,852,007 common shares (the “Secondary Offering”) at a price of $2.00 per share or at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.  See “Plan of Distribution” contained in the prospectus.

We will only receive proceeds under the Primary Offering and we will not receive any proceeds from the sale of shares in the Secondary Offering. See “Use of Proceeds,” “Plan of Distribution and Determination of Offering Price” and “Dilution” as contained in the prospectus.

This Registration Statement contains only one prospectus and such prospectus will be the sole prospectus for the Primary Offering and the Secondary Offering.

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SUBJECT TO COMPLETION, December 3, 2018

The information contained in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

MARY JANE’S VAPE & SMOKE SHOP, INC.

PROSPECTUS

1,000,000 PRIMARY SHARES

2,852,007 SECONDARY SHARES

We are offering up to 1,000,000 Shares in a direct offering (the “Primary Offering”). The shares will be offered at a fixed price of $2.00 per share for the duration of the Primary Offering, even if our stock price in the market reflects differently. There is no minimum number of shares that must be sold by us for the Primary Offering to proceed and there is no assurance that we will sell any shares under the Primary Offering.  We will retain the proceeds from the sale of any of the offered shares.  The shares to be sold by us will be sold on our behalf by our President, Moses Campbell, on a best efforts basis.   Mr. Campbell will not receive any commission on proceeds from the sale of our common shares on our behalf.  See “Plan of Distribution and Determination of Offering Price.”

The selling security holders named in this prospectus are offering 2,852,007 common shares (the “Secondary Offering”).  We will not receive any proceeds from the sale of shares being sold by selling security holders.

The prices at which the selling security holders may sell their shares will be at a price of $2.00 per share or, if we are quoted on the OTCQB, at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.  The selling security holders may resell their shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.  In addition, the selling security holders and any broker-dealers who execute sales for the selling security holders may be deemed to be an “underwriter” in connection with such sales.  The selling security holders named in this prospectus will bear the costs of all commission or discounts, if any, attributable to the sale of their shares.  We are bearing the costs, expenses and fees associated with the registration of the common shares in this prospectus.  See “Plan of Distribution and Determination of Offering Price.”

The Primary Offering and the Secondary Offering will terminate one year after this registration statement is declared effective by the SEC.  We do not have any arrangements to place any proceeds of the offering in escrow, trust or any other similar account.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the OTCQB operated by OTC Market Group, Inc. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). See "Description of Business” and “Risk Factors.”

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus titled “Risk Factors” on page 8 before buying any common shares.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated December 3, 2018

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MARY JANE’S VAPE & SMOKE SHOP, INC.

PROSPECTUS

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SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” the “Company” and “Mary Jane’s CBD & Vape Shop” refers to Mary Jane’s Vape & Smoke Shop, Inc.  All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our common shares.

Our Business

We are in the business of creating a recognizable national chain of retail stores that specialize in the sale of Vape & CBD products such as vaporizers, E-liquid, CBD E-juice, CBD Oil, CBD dry herbs, CBD Daily Dose, CBD Vapes, CBD pen, CBD Infused Hot beverages, water pipes, smoking pipes and other accessories. We currently have two retail locations: one in Asheville North Carolina and the other in Savannah, Georgia. We plan to grow our business and acquire additional store locations. The stores are expected to have a distinctive store layout, comparable to our two existing locations, that is consistently applied to all retail locations. The focus will be to create a recognizable brand of excellence geared towards all forms of smoking. All of our products are competitively priced, professionally packaged, and presented to customers in a service-focused environment.

Being a start-up company, we have achieved limited revenues and have a limited operating history. We were incorporated as a limited liability company in Georgia on July 28, 2016, commenced operations in January 2017 and on May 22, 2018, we converted to a c-corporation and moved our domicile to Nevada. To the present, we have engaged in formation activities, raising capital, and commencing operations. Our principal executive office is located at 302 West Victory Dr. Savannah GA 31405. Our phone number is (816)-343-3102.

Our independent registered public accountant has issued an audit opinion for our company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern. If we are unable to obtain additional funds our business may fail. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business" and "Use of Proceeds").

Proceeds from this offering will be used to implement our business plan over the next twelve months. We require minimum funding of $50,000, which will be combined with our existing operating capital to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of $50,000, our business may fail. Even if we raise $50,000 from this offering, we will need more funds to develop our growth strategy. We expect that we will need $2 to $5 million to pursue our growth plans for the next twelve months. Without these funds, we will be unable to acquire the additional retail stores and achieve our growth plans.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

The Offering

Common Shares Offered by Us:	1,000,000 common shares at a fixed price of $2.00 per share.
Common Shares Offered by the Selling Security Holders:	2,852,007 common shares at a price of $2.00 per share or at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.
Minimum Number of Common Shares To Be Sold in This Offering:	None.
Number of Shares Outstanding Before the Offering:	14,644,167 common shares are issued and outstanding as of the date of this prospectus.
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Use of Proceeds:	Any proceeds that we receive from the Primary Offering will be used by us to pay for the expenses of this offering and as general working capital. We will not receive any proceeds from the sale or other disposition of the Secondary Offering covered by this prospectus. See “Use of Proceeds”

Risk Factors:	You should consider the matters set forth under “Risk Factors” beginning on page 8, as well as other cautionary statements throughout or incorporated by reference in this prospectus, before deciding to invest in shares of our common stock.

Summary Financial Information

Balance Sheet Data	December 31, 2017	September 30, 2018
Cash	$17,578	$12,459
Total Assets	$260,227	$298,337
Liabilities	$5,934	$77,371
Total Stockholders’ Deficit	$254,293	$220,966

Statement of Operations	Year Ended December 31, 2017	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2018
Revenue	$470,256	$357,397	$205,079
Income (Loss) for the Period	$(273,583)	$(193,824)	$(197,979)

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RISK FACTORS

An investment in our common shares involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common shares. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common shares, if we publicly trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR FINANCIAL CONDITION AND OUR BUSINESS

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We are a startup company. We have had limited operations to date. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Our investors may lose their entire investment because our financial status creates a doubt whether we will continue as a going concern.

Our auditors, in their opinion dated September 5, 2018, have stated that currently we do not have sufficient cash nor do we have a significant source of revenues to cover our operational costs and allow us to continue as a going concern.  We seek to raise operating capital to implement our business plan in an offering of our common stock.  Our plan specifies a minimum amount of $50,000 in additional operating capital to operate for the next twelve months. However, there can be no assurance that such offering will be successful. You may lose your entire investment.

We are dependent on outside financing for continuation of our operations.

Because we have generated limited revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We need the proceeds from this offering to continue with our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. The funds from this offering will be used for working capital and to pay for our expenses associated with being a public entity. We will need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of $3 to $5 million to acquire the additional retail stores and achieve our growth plans. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

Our operating results may fluctuate, which could have a negative impact on our ability to grow our client base, establish sustainable revenues and succeed overall.

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Our results of operations may fluctuate as a result of a number of factors, some of which are beyond our control including but not limited to:

▪	general economic conditions in the geographies and industries where we sell our products and conduct operations;
▪	legislative policies where we sell our products and conduct operations;
▪	the budgetary constraints of our customers;
▪	seasonality of our smoke shop business;
▪	success of our strategic growth initiatives;
▪	costs associated with the launching or integration of new or acquired businesses;
▪	the timing of new product introductions by us, our suppliers and our competitors;
▪	our product mix, availability, utilization and pricing;
▪	the mix, by state and country, of our revenues, personnel and assets;
▪	movements in interest rates or tax rates;
▪	changes in, and application of, accounting rules;
▪	changes in the regulations applicable to us; and
▪	litigation matters.

As a result of these factors, we may not succeed in our business and we could go out of business.

In the event that we are unable to successfully compete in the smoke accessories industry, we may not be able to achieve profitable operations.

We face substantial competition in the industry. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competitors. However, we cannot assure you that our products will outperform competing products or those competitors will not develop new products that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable. Increased competition could result in:

▪	Lower than projected revenues;
▪	Price reductions and lower profit margins;
▪	The inability to develop and maintain our products with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

A material part of our success will depend on our ability to manage our suppliers and contract manufacturers. Our failure to manage our suppliers and contract manufacturers could materially and adversely affect our results of operations and relations with our customers.

We rely upon suppliers to provide the components necessary to build our products and on contract manufacturers to procure components and assemble our products. There can be no assurance that key suppliers and contract manufacturers will provide components or products in a timely and cost efficient manner or otherwise meet our needs and expectations. Our ability to manage such relationships and timely replace suppliers and contract manufacturers, if necessary, is critical to our success. Our failure to timely replace our contract manufacturers and suppliers, should that become necessary, could materially and adversely affect our results of operations and relations with our customers.

If the market for smoking accessories does not experience significant growth or if our products do not achieve broad acceptance, we will not be able to sustain or grow our revenues.

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We hope to achieve continued revenues from sales of our products. We cannot accurately predict, however, future growth rates or the size of the market for our products in the United States and other markets we engage in. Demand for our products may not occur as anticipated, or may decrease, either generally or in specific geographic markets, during particular time periods. The expansion of our products in the market depends on a number of factors, such as:

▪	the cost, performance and appearance of our products and products offered by our competitors;
▪	public perceptions regarding our products and the effectiveness and value of our products;
▪	customer satisfaction with our products; and
▪	marketing efforts and publicity regarding the needs for our product and the public demand for our product.

Even if our product gains wide market acceptance, we may not adequately address market requirements and may not be able to expand market acceptance. If our products do not achieve wide market acceptance, we may not be able to achieve our anticipated level of growth, we may not achieve revenues and results of operations would suffer.

If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.

We believe our success depends in substantial part on our ability to offer our products that reflect current needs and anticipate, gauge and react to changing consumer demands in a timely manner. Our business is vulnerable to changes in consumer preferences. We will attempt to reduce the risks of changing demands and product acceptance in part by devoting a portion of our available products and designs to standard products that are not significantly modified from year to year. Nevertheless, if we misjudge consumer needs for our products, our ability to generate sales could be impaired resulting in the failure of our business. There are no assurances that our future products will be successful, and in that regard, any unsuccessful products could also adversely affect our business.

Our products may contain defects, which could adversely affect our reputation and cause us to incur significant costs.

Defects may be found in our products. Any such defects could cause us to incur significant return and exchange costs and divert the attention of our personnel from product development efforts and cause significant customer relations and business reputation problems. Any such defects could force us to undertake a product recall program, which could cause us to incur significant expenses and could harm our reputation and that of our products. If we deliver products with defects, our credibility and the market acceptance and sales of our products could be harmed.

If we do not effectively implement measures to sell our products, we may not achieve sustained revenues and you will lose your entire investment.

We have been selling our products through our two retail locations. Our sales and marketing efforts may not achieve intended results and therefore may not generate the revenue we hope to achieve. There can be no assurance that our focus or our plans will be successful. If we are not able to successfully address markets for our products, we may not be able to grow our business, compete effectively or achieve profitability.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

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We may fail to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions.

We believe there are meaningful opportunities to grow through acquisitions and joint ventures across all product categories and we expect to continue a strategy of selectively identifying and acquiring businesses with complementary products. We may be unable to identify, negotiate, and complete suitable acquisition opportunities on reasonable terms. There can be no assurance that any business acquired by us will be successfully integrated with our operations or prove to be profitable to us. We may incur future liabilities related to acquisitions. Should any of the following problems, or others, occur as a result of our acquisition strategy, the impact could be material:

▪	difficulties integrating personnel from acquired entities and other corporate cultures into our business;
▪	difficulties integrating information systems;
▪	the potential loss of key employees of acquired companies;
▪	the assumption of liabilities and exposure to undisclosed or unknown liabilities of acquired companies; or
▪	the diversion of management attention from existing operations

Our commercial success depends significantly on our ability to develop and commercialize our products without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the trademarks or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our products. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

A decline in general economic condition could lead to reduced consumer traffic and could negatively impact our business operation and financial condition, which could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including chiefly the demand for smoke related products, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in the smoke accessories industry is of significant importance to the success of our business. A well-recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market. We will continue to conduct various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

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We depend on a small number of key third-party suppliers and producers for our products.

Our operations are largely dependent on a small number of key suppliers and producers to supply or manufacture our products. Any disruptions in our relationships with suppliers, a failure to renew any of our supply agreements, an inability or unwillingness by any supplier to produce sufficient quantities of our products in a timely manner or finding a new supplier would have a significant impact on our ability to continue distributing the same volume and quality of products and maintain our market share, even during a temporary disruption, which could have a material adverse effect on our business, results of operations and financial condition.

We may be unable to identify or contract with new suppliers or producers in the event of a disruption to our supply.

In order to continue selling our products in the event of a disruption to our supply, we would have to identify new suppliers or producers. Only a limited number of suppliers or producers may have the ability to produce our products at the volumes we need, and it could be costly or time-consuming to locate and approve such alternative sources. Moreover, it may be difficult or costly to find suppliers to produce small volumes of our new products in the event we are looking only to supplement current supply as suppliers may impose minimum order requirements. In addition, we may be unable to negotiate pricing or other terms with our existing or new suppliers as favorable as those we currently enjoy.

Furthermore, there is no guarantee that a new third-party supplier could accurately replicate the production process and taste profile of our existing products. We cannot guarantee that a failure to adequately replace our existing suppliers would not have a material adverse effect on our business, results of operations and financial condition.

Our licenses to use certain brands and trademarks may be terminated or not renewed.

We are reliant upon brand recognition in markets in which we compete, as the smoke accessories industry is characterized by a high degree of brand loyalty and a reluctance to switch to new or unrecognizable brands on the part of consumers. In the event that the licenses to use the brands and trademarks in our portfolio are terminated or are not renewed after the end of the term, there is no guarantee we will be able to find a suitable replacement, or that if a replacement is found, that it will be on favorable terms. Any loss in our brand-name appeal to our existing customers as a result of the lapse or termination of our licenses could have a material adverse effect on our business, results of operations and financial condition.

We may not be successful in maintaining the consumer brand recognition and loyalty of our products.

We compete in a market that relies on innovation and the ability to react to evolving consumer preferences. The smoke accessories industry in particular is subject to changing consumer trends, demands and preferences. Therefore, products once favored may over time become disfavored by consumers or no longer perceived as the best option. Consumers in the market have demonstrated a high degree of brand loyalty, but producers must continue to adapt their products in order to maintain their status among these customers as the market evolves. Trends within the industry change often and our failure to anticipate, identify or react to changes in these trends could, among other things, lead to reduced demand for our products. Factors that may affect consumer perception of our products include health trends and attention to health concerns associated with vaping, price-sensitivity in the presence of competitors’ products or substitute products and trends in favor of new products that are currently being researched and produced by participants in our industry.

The market for e- products is subject to a great deal of uncertainty and is still evolving.

Vaporizer products and electronic cigarettes, having recently been introduced to market, are at an early stage of development, and represent core components of a market that is evolving rapidly and is characterized by a number of market participants. Rapid growth in the use of, and interest in, vaporizer products and electronic cigarettes is recent, and may not continue on a lasting basis. The demand and market acceptance for these products is subject to a high level of uncertainty. Therefore, we are subject to all of the business risks associated with a new enterprise in an evolving market. Continued evolution, uncertainty and the resulting increased risk of failure of our new and existing product offerings in this market could have a material adverse effect on our ability to build and maintain market share and on our business, results of operations and financial condition. Further, there can be no assurance that we will be able to continue to effectively compete in the e-products marketplace.

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Reliance on information technology means a significant disruption could affect our communications and operations.

We increasingly rely on information technology systems for our internal communications, controls, reporting and relations with customers and suppliers and information technology is becoming a significantly important tool for our sales staff. Our marketing and distribution strategy are dependent upon our ability to closely monitor consumer and market trends on a highly specified level, for which we are reliant on our highly sophisticated data tracking systems, which are susceptible to disruption or failure. In addition, our reliance on information technology exposes us to cyber-security risks, which could have a material adverse effect on our ability to compete. Security and privacy breaches may expose us to liability and cause us to lose customers or may disrupt our relationships and ongoing transactions with other entities with whom we contract throughout our supply chain. The failure of our information systems to function as intended, or the penetration by outside parties’ intent on disrupting business processes, could result in significant costs, loss of revenue, assets or personal or other sensitive data and reputational harm.

Security and privacy breaches may expose us to liability and cause us to lose customers.

Federal and state laws require us to safeguard our wholesalers’ and retailers’ financial information, including credit information. Although we have established security procedures to protect against identity theft and the theft of our customers’ and distributors’ financial information, our security and testing measures may not prevent security breaches and breaches of privacy may occur and could harm our business. Typically, we rely on encryption and authentication technology licensed from third parties to enhance transmission security of confidential information in relation to financial and other sensitive information that we have on file. Advances in computer capabilities, new discoveries in the field of cryptography, inadequate facility security or other developments may result in a compromise or breach of the technology used by us to protect customer data. Any compromise of our security could harm our reputation or financial condition and, therefore, our business. In addition, a party who is able to circumvent our security measures or exploit inadequacies in our security measures, could, among other effects, misappropriate proprietary information, cause interruptions in our operations or expose customers and other entities with which we interact to computer viruses or other disruptions. Actual or perceived vulnerabilities may lead to claims against us. To the extent the measures we have taken prove to be insufficient or inadequate, we may become subject to litigation or administrative sanctions, which could result in significant fines, penalties or damages and harm to our reputation.

RISKS RELATED TO LEGAL UNCERTAINTY

Many of our products contain nicotine, which is considered to be a highly addictive substance.

Many of our products contain nicotine, a chemical that is considered to be highly addictive. The Tobacco Control Act empowers the FDA to regulate the amount of nicotine found in tobacco products, but not to require the reduction of nicotine yields of a tobacco product to zero. Any FDA regulation, whether of nicotine levels or other product attributes, may require us to reformulate, recall and/or discontinue certain of the products we may sell from time to time, which may have a material adverse effect on our ability to market our products and have a material adverse effect on our business, results of operations and financial condition.

There is uncertainty related to the federal regulation of e- products. Increased regulatory compliance burdens could have a material adverse impact on our business development efforts.

Since their introduction, there has been significant uncertainty regarding whether, how and when tobacco regulations would apply to certain of our products, such as e-cigarettes, e-liquids, vaporizers, and other related products. Based on a decision in December 2010 by the U.S. Court of Appeals for the D.C. Circuit (the “Sottera decision”), the FDA is permitted to regulate electronic cigarettes containing tobacco-derived nicotine as “tobacco products” under the Tobacco Control Act.

Effective August 8, 2016, FDA’s regulatory authority under the Tobacco Control Act was extended to all remaining tobacco products, including: (i) certain new products (such as electronic cigarettes, vaporizers and e-liquids) and their components or parts (such as tanks, coils and batteries); (ii) cigars and their components or parts (such as cigar tobacco); (iii) pipe tobacco; (iv) hookah products; or (v) any other tobacco product “newly deemed” by FDA. These deeming regulations apply to all products made or derived from tobacco intended for human consumption but excluding accessories of tobacco products (such as lighters).

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The deeming regulations require us to (i) register with the FDA and report product and ingredient listings; (ii) market newly deemed products only after FDA review and approval; (iii) only make direct and implied claims of reduced risk if the FDA approves after finding that scientific evidence supports the claim and that marketing the product will benefit public health as a whole; (iv) refrain from distributing free samples; (v) implement minimum age and identification restrictions to prevent sales to individuals under age 18; (vi) develop an approved warning plan and include prescribed health warnings on packaging and advertisements; and (vii) refrain from selling the products in vending machines, unless the machine is located in a facility that never admits youth. Newly-deemed tobacco products are also subject to the other requirements of the Tobacco Control Act, such as that they not be adulterated or misbranded. The FDA could in the future promulgate good manufacturing practice regulations for these and our other products, which could have a material adverse impact on our ability and the cost to manufacture our products.

Marketing authorizations will be necessary in order for us to continue our distribution of NewGen and cigar and pipe tobacco products. Compliance dates vary depending upon type of application submitted, but all newly-deemed products will require an application no later than August 8, 2021, for “combustible” products (e.g. cigar and pipe) and August 8, 2022, for “non-combustible” products (e.g. vapor products) with the exception of our “grandfathered” products (products in commerce as of February 15, 2007) which are already authorized, unless FDA grants extensions to these compliance periods. We intend to timely file for the appropriate authorizations to allow us to sell our products in the U.S. We have no assurances that the outcome of such processes will result in our products receiving marketing authorizations from the FDA. We also have certain previously-regulated tobacco products which remain subject to “provisional” substantial equivalence filings made on March 22, 2011. If the FDA establishes regulatory processes that we are unable or unwilling to comply with, our business, results of operations, financial condition and prospects could be adversely affected.

The anticipated costs of complying with future FDA regulations will be dependent on the rules issued by the FDA, the timing and clarity of any new rules or guidance documents accompanying these rules, the reliability and simplicity (or complexity) of the electronic systems utilized by FDA for information and reports to be submitted, and the details required by FDA for such information and reports with respect to each regulated product (which have yet to be issued by FDA). Failure to comply with existing or new FDA regulatory requirements could result in significant financial penalties and could have a material adverse effect on our business, results of operations, financial condition and ability to market and sell our products. Compliance and related costs could be substantial and could significantly increase the costs of operating in our NewGen and cigar and pipe tobacco product markets.

In addition, failure to comply with the Tobacco Control Act and with FDA regulatory requirements could result in litigation, criminal convictions or significant financial penalties and could impair our ability to market and sell our electronic and vaporizer products. At present, we are not able to predict whether the Tobacco Control Act will impact our products to a greater degree than competitors in the industry, thus affecting our competitive position.

Furthermore, neither the Prevent All Cigarette Trafficking Act nor the Federal Cigarette Labeling and Advertising Act currently apply to NewGen products. There may, in the future, also be increased regulation of additives in smokeless products and internet sales of NewGen products. The application of either or both of these federal laws, and of any new laws or regulations which may be adopted in the future, to NewGen products or such additives could result in additional expenses and require us to change our advertising and labeling, and methods of marketing and distribution of our products, any of which could have a material adverse effect on our business, results of operations and financial condition.

Significant increases in state and local regulation of our products have been proposed or enacted and are likely to continue to be proposed or enacted in numerous jurisdictions.

There has been increasing activity on the state and local levels with respect to scrutiny of e-products. State and local governmental bodies across the U.S. have indicated e-products may become subject to new laws and regulations at the state and local levels. For example, in January 2015, the California Department of Health declared electronic cigarettes a health threat that should be strictly regulated like tobacco products. Further, some states and cities, have enacted regulations that require obtaining a tobacco retail license in order to sell electronic cigarettes and vaporizer products. Many states and some cities have passed laws restricting the sale of electronic cigarettes and vaporizer products to minors. If one or more states from which we generate or anticipate generating significant sales of e-products bring actions to prevent us from selling our e-products unless we obtain certain licenses, approvals or permits, and if we are not able to obtain the necessary licenses, approvals or permits for financial reasons or otherwise and/or any such license, approval or permit is determined to be overly burdensome to us, then we may be required to cease sales and distribution of our products to those states, which could have a material adverse effect on our business, results of operations and financial condition.

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Certain states and cities have already restricted the use of electronic cigarettes and vaporizer products in smoke-free venues. Additional city, state or federal regulators, municipalities, local governments and private industry may enact rules and regulations restricting the use of electronic cigarettes and vaporizer products in those same places where cigarettes cannot be smoked. Because of these restrictions, our customers may reduce or otherwise cease using our e-products, which could have a material adverse effect on our business, results of operations and financial condition.

If our e-products become subject to increased taxes it could adversely affect our business.

Presently the sale of e-products is generally not subject to federal, state and local excise taxes like the sale of conventional cigarettes or other tobacco products, all of which generally have high tax rates and have faced significant increases in the amount of taxes collected on their sales. In recent years, however, state and local governments have taken actions to move towards imposing excise taxes on e-products. As of December 31, 2017, California, the District of Columbia, Kansas, Louisiana, Minnesota, North Carolina, Pennsylvania, West Virginia and certain localities impose excise taxes on electronic cigarettes and/or liquid vapor. Other jurisdictions are contemplating similar legislation and other restrictions on electronic cigarettes. Should federal, state and local governments and or other taxing authorities begin or continue to impose excise taxes similar to those levied against conventional cigarettes and tobacco products on e-products, it may have a material adverse effect on the demand for these products, as consumers may be unwilling to pay the increased costs, which in turn could have a material adverse effect on our business, results of operations and financial condition.

If we our hemp oil products are found to violate federal law or if there is negative press from being in a hemp or cannabis-related business we could be criminally prosecuted or forced to suspend or cease operations.

We do not sell marijuana products. We do sell products with hemp oil as an ingredient. There is a misconception that that hemp and marijuana are the same thing. This perception drives much of the regulation of hemp products. Although hemp and marijuana are both part of the cannabis family, they differ in cultivation, function, and application. Despite the use of marijuana becoming more widely legalized, it is viewed by many regulators and many others as an illegal product. Hemp, on the other hand, is used in a variety of other ways that include clothing, skin products, pet products, dietary supplements (the use of CBD oil), and thousands of other applications. Hemp may be legally sold, however the inability of many to understand the difference between hemp and marijuana often causes burdensome regulation and confusion among potential customers. Therefore, we may be affected by laws related to cannabis and marijuana, even though our products are not the direct targets of these laws.

Cannabis is currently a Schedule I controlled substance under the Controlled Substance Act (“CSA”) and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession and/or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) describes Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA in the states, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

Notwithstanding the CSA, 29 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico allow their residents to use medical cannabis. The states of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon, Vermont (effective July 1, 2018) and Washington, and the District of Columbia, allow cannabis for adult recreational use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level.

On March 26, 2018, Senate Majority Leader Mitch McConnell, R-Kentucky, announced plans to introduce The Hemp Farming Act of 2018 to exclude hemp altogether from the Controlled Substances Act (CSA). The proposed bill would legalize hemp as an agricultural commodity and remove it from the list of controlled substances. This would greatly reduce the uncertainty we face with respect to regulation of hemp products. However, Congress has not yet taken formal action to pass the bill. Until then, we intend to rely on 7 USC § 5940(b)(2) for the sale of hemp oil in our stores, which excludes “industrial hemp” from the CSA. Industrial hemp is defined as “the plant Cannabis sativa L. and any part of such plant, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis.” The hemp oil we use comports with this definition of less than 0.3% THC.

However, cannabis, as mentioned above, is a schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of cannabis has been legalized, its production and use remains a violation of federal law. Since federal law criminalizing the use of cannabis preempts state laws that legalize its use, strict enforcement of federal laws regarding marijuana that would apply to the sale and distribution of our hemp oil products could result in criminal charges brought against us and would likely result in our inability to proceed with our business plan.

In addition, any negative press resulting from any incorrect perception that we have entered into the marijuana space could result in a loss of current or future business. It could also adversely affect the public’s perception of us and lead to reluctance by new parties to do business with us or to own our common stock. We cannot assure you that additional business partners, including but not limited to financial institutions and customers, will not attempt to end or curtail their relationships with us. Any such negative press or cessation of business could have a material adverse effect on our business, financial condition, and results of operations.

Our product candidates are not approved by the FDA or other regulatory authority, and we face risks of unforeseen medical problems, and up to a complete ban on the sale of our product candidates.

The efficacy and safety of pharmaceutical products is established through a process of clinical testing under FDA oversight. Our products have not gone through this process because we believe that the topical products we sell are not subject to this process. However, if an individual were to use one of our products in an improper manner, we cannot predict the potential medical harm to that individual. If such an event were to occur, the FDA or similar regulatory agency might impose a complete ban on the sale or use of our products.

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We are subject to significant product liability litigation.

The tobacco industry has experienced, and continues to experience, significant product liability litigation. Most tobacco liability lawsuits have been brought against manufacturers and sellers of cigarettes by individual plaintiffs, often participating on a class-action basis, for injuries allegedly caused by cigarette smoking or by exposure to cigarette smoke. However, several lawsuits have also been brought against manufacturers and sellers of smokeless products for injuries to health allegedly caused by use of smokeless products. In addition to the risks to our business, results of operations and financial condition resulting from adverse results in any such action, ongoing litigation may divert management’s attention and resources, which could have an impact on our business and operations. We cannot predict with certainty the outcome of these claims and there can be no assurance that we will not sustain losses in connection with such lawsuits and that such losses will not have a material adverse effect on our business, results of operations and financial condition.

As a result of their relative novelty, electronic cigarette and vaporizer product manufacturers and sellers have only recently become subject to litigation. We may see increasing litigation over e-products or the regulation of our products, as the regulatory regimes surrounding these products develop.

As a result, we may face substantial costs due to increased product liability litigation relating to new regulations or other potential defects associated with e-products we sell, which could have a material adverse effect on our business, results of operations and financial condition.

The scientific community has not yet studied extensively the long-term health effects of electronic cigarette, vaporizer or e-liquids products use.

Electronic cigarettes, vaporizers and related products were recently developed and therefore the scientific community has not had a sufficient period of time to study the long-term health effects of their use. Currently, there is no way of knowing whether these products are safe for their intended use. If the scientific community were to determine conclusively that use of any or all of these products poses long-term health risks, market demand for these products and their use could materially decline. Such a determination could also lead to litigation and significant regulation. Loss of demand for our product, product liability claims and increased regulation stemming from unfavorable scientific studies on these products could have a material adverse effect on our business, results of operations and financial condition.

If we are the subject of future product defect or liability suits, our business will likely fail.

In the course of our planned operations, we may become subject to legal actions based on a claim that our products are defective in workmanship or have caused personal or other injuries. We currently maintain liability insurance but such coverage may not be adequate to cover all potential claims. Moreover, even if we are able to maintain sufficient insurance coverage in the future, any successful claim could significantly harm our business, financial condition and results of operations.

Third parties may claim that we infringe their intellectual property and trademark rights.

Competitors in our markets may claim that we infringe their proprietary rights. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, injunctions against us or the payment of damages.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

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If we fail to comply with the new rules under the Sarbanes-Oxley Act related to accounting controls and procedures, or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404(a) of the Sarbanes-Oxley Act of 2002. As a smaller reporting company and emerging growth company, we will not be required to provide a report on the effectiveness of its internal controls over financial reporting until our second annual report, and we will be exempt from auditor attestation requirements concerning any such report so long as we are an emerging growth company or a smaller reporting company. We have not yet evaluated whether our internal control procedures are effective and therefore there is a greater likelihood of material weaknesses in our internal controls, which could lead to misstatements or omissions in our reported financial statements as compared to issuers that have conducted such evaluations.

If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

RISKS ASSOCIATED WITH MANAGEMENT AND CONTROL PERSONS

If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of Moses Campbell, and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in the service industry. Although we expect that our compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. In addition, there is intense competition for highly qualified bilingual and “people friendly” personnel in the locations where we principally operate. The loss of the services of any key personnel, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Insiders will continue to have substantial control over us and our policies after this offering and will be able to influence corporate matters.

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Moses Campbell, whose interests may differ from other stockholders, has the ability to exercise significant control over us. Presently, he beneficially owns 64% of our common stock, and, assuming 100% of this offering is sold, he will continue to beneficially own approximately 65%.  He is able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company.  He could prevent transactions, which would be in the best interests of the other shareholders. Mr. Campbell’s interests may not necessarily be in the best interests of the shareholders in general.

Our sole officer and director do not have any prior experience conducting a best-efforts offering or management a public company.

Our sole executive officer and director does not have any experience conducting a best-effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our executive’s officer’s and director’s lack of experience of managing a public company could cause you to lose some or all of your investment.

RISKS RELATED TO OUR LEGAL STATUS

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

▪	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
▪	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
▪	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
▪	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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 Risks Related To Ownership of Our Shares

As there is no minimum for our Primary Offering, if only a few persons purchase shares, they may lose their investment as we may be unable to make a significant attempt to implement our business plan.

Since there is no minimum number of shares that must be sold directly under this Primary Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our plan of operations. As such, we may not be able to meet the objectives we state in this prospectus or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the growth of our business and may cause our business to fail. If our business fails, investors will lose their entire investment.

We are selling this Primary Offering without an underwriter and may be unable to sell any shares.

This Primary Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our officer and director, Moses Campbell, who will receive no commissions or other remuneration from any sales made hereunder. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the maximum amount of proceeds from this Primary Offering, we may have to seek alternative financing to implement our plan of operations.

We may have difficulty selling shares under our Primary Offering because the selling shareholders are concurrently offering their shares under the Secondary Offering.

We may have difficulty selling shares under our Primary Offering because we may be competing with the selling security holders who are concurrently offering their shares under the Secondary Offering. In the event that our common shares are quoted on the OTC Bulletin Board or OTCQB, the selling security holders will not be required to sell their shares at a fixed price of $2.00 per share.  Accordingly, the selling security holders may reduce the price of their shares which may hinder our ability to sell any shares under the Primary Offering.

We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

Since our inception, we have relied on sales of our common shares to fund our operations.  We will likely be required to conduct additional equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common shares are issued in return for additional funds, the price per share could be lower than that paid by our current shareholders. We anticipate continuing to rely on equity sales of our common shares in order to fund our business operations. If we issue additional shares, your percentage interest in us could become diluted.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTCQB. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTCQB or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

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The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

  government regulation of our products and services;
  the establishment of partnerships with sports development companies;
  intellectual property disputes;
  additions or departures of key personnel;
  sales of our common stock
  our ability to integrate operations, technology, products and services;
  our ability to execute our business plan;
  operating results below expectations;
  loss of any strategic relationship;
  industry developments;
  economic and other external factors; and
  period-to-period fluctuations in our financial results.

Because we are a start-up company with no revenues to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting companies.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons. In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration.

Because our directors are not independent they can make and control corporate decisions that may be disadvantageous to other common shareholders.

We intend to apply to have our common shares quoted on the OTC Bulletin Board inter-dealer quotation system or OTCQB, neither of which have director independence requirements.  Using the definition of “independent” in NASDAQ Rule 5605(a)(2), we have determined that none of our directors are independent. Our directors have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  They also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

 Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

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The offering has no escrow, and investor funds may be used on receipt.  There is no escrow of any funds received by us in this offering, and any funds received may be used by us for any corporate purpose as the funds are received.

We intend to use the money raised in this offering as detailed in “Use of Proceeds” section of this prospectus. However, our management has the discretion to use the money as it sees fit and may diverge from using the proceeds of this offering as explained herein. The use of proceeds may not be used to increase the value of your investment.

We have never declared or paid any cash dividends or distributions on our capital stock. And we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Our securities are considered a penny stock.

Because our securities are considered a penny stock, shareholders will be more limited in their ability to sell their shares. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions. This prospectus contains these types of statements. Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the “Risk Factors” section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties. The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

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USE OF PROCEEDS

Primary Offering

We are offering a total of 1,000,000 shares at a price of $2.00 per share under our Primary Offering.  The shares being offered by us are being offered without the use of underwriters or broker-dealers and will be sold by our President.  No commissions or discounts will be paid in connection with the sale of the shares being offered by us.

The following table below sets forth the net proceeds assuming the sale of 25%, 50%, 75% and 100% of the Primary Offering. See also “Plan of Operation”.

Item	25%	50%	75%	100%
Gross proceeds	$500,000	$1,000,000	$1,500,000	$2,000,000
Estimated offering expenses	$16,000	$16,000	$16,000	$16,000
Net proceeds	$484,000	$984,000	$1,484,000	$1,984,000

We plan to use the net proceeds of the Primary Offering as set forth below (all amounts listed below are estimates):

	25%	50%	75%	100%
Legal and Accounting(1)	$25,000	$55,000	$100,000	$125,000
Website Development(2)	5,000	10,000	10,000	20,000
Management/ Staff and Consulting(3)	65,000	150,000	250,000	350,000
General and Administrative(4)	10,000	34,000	95,000	150,000
Equipment and Software(5)	5,000	10,000	29,000	85,000
Offices(6)	48,000	75,000	150,000	254,000
Store Build Out(7)	300,000	300,000	300,000	300,000
Store Acquisition(8)	0	300,000	450,000	600,000
General Working Capital(9)	26,000	50,000	100,000	100,000
	$484,000	$984,000	$1,484,000	$1,984,000

(1) Legal and Accounting: A portion of the proceeds will be used to pay legal, accounting, and related compliance costs in connection with our future needs.

(2) Website Development: The Company would like to develop an internet and social media presence which will require hiring a website developer and paying for hosting fees.

(3) Management/Staff and Consulting: These expenses include wages and salaries for employees and compensation for consultants.

(4) General and Administrative: These expenses are incurred in running the company and include, but are not limited to, market development, sales and marketing, product development, receivable funding, payroll taxes, insurance, travel costs, office expenses and to reduce debt obligations.

(5) Equipment and Software: These are expenses related to technology systems and products need to communicate and analysis the operation properly.

(6) Offices: The corporate office expenses will be dictated by the amount raised and includes rent, furniture and supplies.

(7) Store Build Out: Selected areas will be developed by building out new stores. Store buildout cost are estimated to average $100,000 per unit but will differ according to location and format of the rental space.

(8) Store Acquisition: Multistore operations will be sought and acquired but no assurance can be provided of the location or the costs but we estimate an average cost of $150,000 per unit depending on the strength of the customer base and product sales.

(9) General Working Capital: A portion of the proceeds will be used for working capital needs.

The principal purposes of this offering is to raise sufficient capital for us to implement our business plan, become a reporting under the Exchange Act and create a public market for our common shares.  If we are unable to sell any shares under the Primary Offering, we have sufficient funds to pay the costs of this offering.  However, expenses associated with meeting our reporting obligations under the Exchange Act will take priority over anything else.

Secondary Offering

The common shares offered by the selling security holders are being registered for the account of the selling security holders identified in this prospectus.  All net proceeds from the sale of these common shares will go to the respective selling security holders who offer and sell their common shares.  We will not receive any part of the proceeds from such sales of common shares.

SELLING SECURITY HOLDERS

Table of Selling Shareholders

The selling security holders named in this prospectus are offering all of the 2,852,007 common shares offered through this prospectus. These shares were acquired as follows:

▪	We issued 13,221,000 shares of common stock to the members of Mary Jane’s Smoke Shop, LLC in connection with a plan of conversion dated May 15, 2018.
▪	933,334 shares were sold privately at $0.12 per share on May 25, 2018; and
▪	41,666 shares were sold privately at $0.12 per share on July 23, 2018; and
▪	375,000 shares were issued for services at $0.11 per share on May 15, 2018; and
▪	73,167 shares were sold in a private placement at $0.15 per share on August 25, 2018.

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The following table provides as of December 3, 2018 information regarding the beneficial ownership of our common shares held by each of the selling security holders, including:

1.	the number of shares beneficially owned by each prior to this Offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be beneficially owned by each upon completion of the Offering;
4.	the percentage owned by each upon completion of the Offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

Name Of Selling Security Holder(1)	Beneficial Ownership Before Offering(1)		Number of Shares Being Offered	Beneficial Ownership After Offering(1)
	Number of Shares	Percent(2)		Number of Shares	Percent(2)
Eduardo Cabrera	1,398,782	9.5%	1,000,000	398,782	2.7%
Mason Habib	1,398,782	9.5%	1,000,000	398,782	2.7%
Asib Abdul Qader	528,840	3.6%	528,840	0	0%
Matthew Meyer	833,334	5.7%	250,000	583,334	3.9%
James Cohen	1,000	*	1,000	0	0%
Neil Patel	1,000	*	1,000	0	0%
Ling Wang	1,000	*	1,000	0	0%
William Thomas Cabrera	1,000	*	1,000	0	0%
Ruxi Zhang	1,000	*	1,000	0	0%
Xiaoyang Ren	1,000	*	1,000	0	0%
Zhirni Zhang	1,000	*	1,000	0	0%
Guang Lu	1,000	*	1,000	0	0%
Jingru Dai	1,000	*	1,000	0	0%
Miguel Angel Santos	1,000	*	1,000	0	0%
Andrei Basmacov	1,600	*	1,600	0	0%
AnneClaire Osman	13,000	*	13,000	0	0%
David Holjevac	1,000	*	1,000	0	0%
Giacomo Trenz	2,000	*	2,000	0	0%
Jessica Damaris Martinez	1,333	*	1,333	0	0%
Jonathan Acosta	2,000	*	2,000	0	0%
Joshua Cooper	1,500	*	1,500	0	0%
Marin Cipcic	1,000	*	1,000	0	0%
Richard-Moritz Ernst	1,000	*	1,000	0	0%
Romaion Ly	2,400	*	2,400	0	0%
Roshiv Sheth Kirit Kumar	6,667	*	6,667	0	0%
Vesna Bulovic	6,000	*	6,000	0	0%
Wais Asefi	1,000	*	1,000	0	0%
Stefan I. Knezovic	1,000	*	1,000	0	0%
Monir Yari	1,000	*	1,000	0	0%
Ramin Habibullah	2,000	*	2,000	0	0%
Auric Uriostegui	4,000	*	4,000	0	0%
Bruce Far	6,667	*	6,667	0	0%
Anne Brussett	1,000	*	1,000	0	0%
Shafiqullah Abdul Qader	1,000	*	1,000	0	0%
Juleon Asefi	1,000	*	1,000	0	0%
Jay Campbell	5,000	*	5,000	0	0%
TOTAL	4,232,905	28.9%	2,852,007	1,380,898	9.3%

Notes:

*	Represents less than 1%.
(1)	As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.
(2)	Except as otherwise indicated, all shares are owned directly, and the percentage shown is based on 14,644,167 shares of common stock issued and outstanding on December 3, 2018.

Except as disclosed above and in this Prospectus, none of the selling security holders:

(i)	has had a material relationship with us other than as a shareholder at any time within the past two years; or

(ii)	has ever been one of our officers or directors.

Mr. Eduardo Cabrera is affiliated with a broker dealer but (1) he purchased the shares in the ordinary course of business, and (2) at the time of purchase, he did not have any agreements or understandings, directly or indirectly, with any person, to distribute the securities.

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PLAN OF DISTRIBUTION AND DETERMINATION OF OFFERING PRICE

Primary Offering

We are offering 1,000,000 shares at a fixed price of $2.00 per share even if a public trading market for our common shares develops.  The $2.00 fixed per share offering price for the duration of this offering was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

This offering is being made by us without the use of outside underwriters or broker-dealers.  The shares to be sold by us will be sold on our behalf by our CEO, Moses Campbell.  Mr. Campbell will not receive commissions or proceeds or other compensation from the sale of any shares on our behalf.

Mr. Campbell will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

1.	Mr. Campbell is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2.	Mr. Campbell will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	Mr. Campbell is not, nor will he be at the time of participation in the offering, an associated person of a broker-dealer; and

4.	Mr. Campbell meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he: (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii).

Secondary Offering

We are registering the shares of Common Stock to permit the resale of these shares of Common Stock by the Selling Stockholders and any of its transferees, pledgees, assignees, donees, and successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock.

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The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

▪	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

▪	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

▪	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

▪	an exchange distribution in accordance with the rules of the applicable exchange;

▪	privately negotiated transactions;

▪	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

▪	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

▪	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

▪	a combination of any such methods of sale; or

▪	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DILUTION

We intend to sell 1,000,000 shares of our Common Stock at a price of $2.00 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share.

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock immediately after this offering.

The net tangible book value of our common stock as of September 30, 2018 was $ 255 ,645 or $ .02 per share of common stock. Net tangible book value per share represents our total tangible assets less our total tangible liabilities, divided by the number of shares of common stock before giving effect to the completion of this offering. The pro forma net tangible (assuming 100% of our offering sold) book value of our common stock as of September 30, 2018 would be $2,239,645, or $0.14 per share of common stock.

Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after the completion of this offering.

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After giving effect to 1,000,000 shares in this offering at an assumed initial public offering price of $2.00 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses, our pro forma as adjusted net tangible book value as of September 30, 2018 would have been $0.14 per share. This represents an immediate increase in net tangible book value of $0.126 per share to existing stockholders and an immediate dilution in net tangible book value of $1.873 per share to purchasers of common stock in this offering. The table shows the effect assuming percentage sold of 1,000,000 shares of Common Stocks offered.

Net Tangible assets before offering 6/30/2018	$218,622	$218,622	$218,622	$218,622
Outstanding Shares of Common Stock	14,644,167	14,644,167	14,644,167	14,644,167
Tangible book value per share before offering	$0.015	$0.015	$0.015	$0.015

Percent of shares offering sold	25%	50%	75%	100%
Total number of shares	250,000	500,000	750,000	1,000,000
Total proceeds	$500,000	$1,000,000	$1,500,000	$2,000,000
Estimated offering expenses	$16,000	$16,000	$16,000	$16,000
Net increase in Tangible assets	$484,000	$984,000	$1,484,000	$1,984,000

Net Tangible assets after completion of offering	$702,622	$1,202,622	$1,702,622	$2,202,622

Total Shares after primary offering	14,894,167	15,144,167	15,394,167	15,644,167

Tangible book value per share	0.047	0.079	0.111	0.141
Increase per share	0.032	0.064	0.096	0.126

Attributable to old shareholders	0.031	0.062	0.091	0.118
Attributable to new investors	0.001	0.002	0.005	0.008

Dilution per share to new investor	1,968	1,936	1,904	1,874

The following table summarizes, on a pro forma as adjusted basis as of September 30, 2018, the differences between the number of shares of common stock purchased from us, the total consideration and the average price per share paid by existing stockholders (shares of common stock prior to the completion of this offering) and by investors participating in this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, at an assumed initial public offering price of $2.00 per share. Book Value per share computed by dividing the total net assets by total shares outstanding.

	Shares Issued		Total Consideration
	No of Shares	Percent	Amount	Percent	Price Per Share
Existing Shareholders	14,644,167	93.6%	673,769	25.35%	$0.05
Purchasers of Shares	1,000,000	6.4%	1,984,000	74.65%	$1.98
Total	15,644,167	100.0%	2,657,769	100.00%	$0.17

Percentage Shares sold	25%	50%	75%	100%
Number of shares	250,000	500,000	750,000	1,000,000
Total outstanding Shares	14,894,167	15,144,167	15,394,167	15,644,167
Net Tangible assets Before offering 9/30/2018	$218,622	$218,622	$218,622	$218,622
Book value per share before offering	$0.015	$0.015	$0.015	$0.015
Net Tangible Assets after offering.	$702,622	$1,202,622	$1,702,622	$2,202,622

Equity before Offering	$220,966	$220,966	$220,966	$220,966
Book Value per share before offering	$.015	$.015	$.015	$.015
Equity After offering	$704,966	$1,204,966	$1,704,966	$2,204,966
Book value per share after offering	$.05	$.08	$0.11	$0.14

Net tangible assets are the total assets as of September 30, 2018 less intangible assets and total liabilities.

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Our historical net tangible book equity as of September 30, 2018 was $218,622 or $.015 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2018. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

Book Value per share computed by dividing shareholders’ equity by the total number of shares outstanding.

If 100% of the offered shares are sold, we will receive the maximum proceeds of $1,984,000, after offering expenses have been deducted. If 75% of the offered shares are sold, we will receive $1,484,000 after offering expenses have been deducted. If 50% of the offered shares are sold, we would receive $984,000 after offering expenses have been deducted. If 25% of the offered shares are sold, we would receive $484,000 after offering expenses have been deducted.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 250,000,000 shares of common stock, with a par value of $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of November 30, 2018, there were 14,644,167 shares of our common stock issued and outstanding. Our shares are currently held by 43 stockholders of record. As of November 30, 2018 there were 0 shares of our preferred stock issued and outstanding.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

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Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.	Any other relative rights, preferences and limitations of that series.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Warrants

As of the date of this Prospectus, we have warrants to issue 2,511,990 shares of our common stock at a strike price of $0.01 per share.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our common stock.

Boyle CPA, LLC have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Boyle CPA, LLC has presented their report with respect to our audited financial statements. The report of Boyle CPA, LLC is included in reliance upon their authority as experts in accounting and auditing.

OUR BUSINESS

Our Business

We are in the business of creating a recognizable national chain of retail stores that specialize in the sale of Vape & CBD products such as vaporizers, E-liquid, CBD E-juice, CBD Oil, CBD Dry Herbs, CBD Daily Dose, CBD Vapes, CBD pen, CBD Infused hot beverages, water pipes, smoking pipes and other accessories. We currently have two retail locations: one in Asheville North Carolina and the other in Savannah, Georgia. We plan to grow our business and acquire additional store locations. The stores are expected to have a distinctive store layout, comparable to our two existing locations, that is consistently applied to all retail locations. The focus will be to create a recognizable brand of excellence geared towards all forms of smoking. All of our products are competitively priced, professionally packaged, and presented to customers in a service-focused environment.

We intend on taking a very aggressive approach to acquiring new store locations. We are continually on the lookout for expansion opportunities. Upon successfully purchasing each new store, the store will be transitioned to commence re-branding activities. Each store will be re-branded to the Mary Jane’s Vape & Smoke Shop image and will be converted to the new store format.

Depending on the net proceeds of the Primary Offering, the company is planning on acquiring at least one (1) Smoke Shop in the first 3 months of funding and one shop every quarter for the first 12 months, if the full amount of the offering is attained. In total, we are planning on acquiring four (4) Smoke Shops during the first 12 months. A typical Smoke Shop with $250,000 in revenue and 15% net profit margin would be valued at an average cost of $150,000, depending on the store location, customer base and product concentration.

Each store we acquire, we plan to rebrand and remodel to reflect the CBD Dispensary & Vape Shop concept. We will stock the store shelves by buying an extensive line of CBD Hemp-related and vaporizer products for the acquired shop. CBD Hemp products include CBD oil, CBD Hemp Flower, CBD Edibles, CBD Tincture, CBD Vaporizer Cartridges and other vaporizer products that include but are not limited to vaporizers, E-juice users, tanks, batteries.  We expect the acquisition of the stores will be concentrated in North Carolina and Georgia locations for the first 12 months. Thereafter, we will be targeting acquisitions in other states along the East Coast.

Additionally, we are also planning on opening three (3) CBD Dispensary & Vape Shop in the downtown area of cities located in Georgia and North Carolina in the first twelve (12) months. The cost per store should average $100,000 with most of the expenditures being for inventory and for store opening marketing promotions. The ongoing marketing cost should be between $5000 per month per store.

	25%	50%	75%	100%
Store Build Out (3 stores in 12 months)	300,000	300,000	300,000	300,000
Store Acquisition ($150,000 per store)	0	300,000	450,000	600,000

Our Products

The products found at our stores are carefully selected by the store manager. The product mix is carefully evaluated to ensure that the optimal selection of products are available for customer purchase. Below is a description of the products found in our stores.

Vaporizers and CBD E Juice

Vaporizers are the new rapidly growing product trend these days because they are supposedly the healthiest option when it comes to smoking. They can be used to smoke tobacco products, CBD oil and other CBD dry herbs. They are easy to use, do not produce any odor or harmful chemicals and can be used in public. There are now portable vaporizers that are small and can be concealed easily. These are quickly becoming the biggest seller in smoke shops thanks to their functionality and durability. Vaporizers cost anywhere from $100 – $400 and last from a couple of months to a year. CBD E Juice has been exploding in the CBD Shop arena and for good reasons too. CBD Vapor has many benefits such as helping sleep issues, relaxation, Anxiety and pain relief.

Rolling Papers

Rolling papers are small, thin sheets of paper that are used to roll tobacco, CBD or other CBD dry herbs for smoking. Rolling papers are made of a variety of materials and come in different sizes. There are also flavored rolling papers like blueberry, chocolate and so on. They mostly use wood pulp, hemp, flax or rice straw as the base materials. Wood pulp and hemp are the most common with wood pulp based rolling papers being the cheapest. There are longer rolling papers that are typically used to roll CBD herbs.

Water Pipes

Water Pipes are used to smoke the tobacco, CBD Herb Flower or other dry herbs. They don’t contain water chambers and thus are harsher but they give clean hits. There are different kinds of pipes like tobacco pipes, chillums, bowl, Chibouk and so on. The most common one is the tobacco pipe which can be used to also smoke other CBD dry herbs. They are made from different materials briar, heather, corn, meerschaum, clay, glass, porcelain, acrylic and many other materials.

30

Bubblers

Bubblers are smaller versions of water pipes that are meant for portable use. They contain a small water chamber and give smoother hits compared to pipes as the water cools the smoke down. They come in all kinds of crazy shapes and are made from different materials with glass and clay being the most popular. Unlike water pipes they do not have a removable bowl, instead you let go of a small hole in the side to inhale the smoke.

E-cigarettes

E-cigarettes are commonly used by people who want to quit smoking. Instead of inhaling smoke, users inhale aerosol or vapors that have e-liquids that contain water, nicotine, glycerin. Propylene glycol and flavorings. E-cigarettes are usually activated when the user takes a puff or by pressing a button. The health effects of e-cigarettes are unknown and there is very little evidence to suggest that it is better than smoking normal cigarettes. E-cigarettes are usually shaped like normal cigarettes but they also come in a variety of sizes.

Hookahs

Hookahs are long instruments, usually made of glass that are used to smoke flavored tobacco usually called shisha. The smoke passes through a water basin so the smoke isn’t too harsh to inhale. Hookahs were invented centuries ago by the Persians and are still a common social activity in the middle east and Arab culture. Although the pipes used to be made of leather or wire before, now they’re usually made of silicone rubber. Newer materials make the hookah more durable and make cleaning easier. They come in a variety of sizes and can also be used to smoke other CBD dry herbs.

CBD Dab Rigs

Unlike a pipe and other smoking mechanisms, a CBD dab rig consists of a nail that gets heated with a torch. Concentrated extracts from various herbs are dabbed into it to produce a vapor that is then inhaled. Dab rigs have 2 kinds of nails, domed and undomed, domed nails are safer and hold more vapor in. Dab rigs are typically made of glass and come in various sizes and styles. They come with a variety of accessories to enhance the experience. They are safe, portable and stylish.

Grinders

Grinders as the name suggests are used to grind CBD dry herbs and tobacco before inhalation through various methods. They are usually made of steel and have 2 parts, one of these parts has small protruding pegs while the other acts like a cap. The dry herbs are ground by turning the cap against the cap. There have been a variety of new grinders in the market that come in different shapes and sizes.

E-liquid

E-liquid and vape juice is the mixture used in vapor products such as e-cigarettes and generally consists of propylene glycol, glycerin, water, nicotine, and flavorings. It contains the actual nicotine but can be made without nicotine depending on personal preference.

Personnel

We currently have 6 full-time employees working across our two store locations. We also have a paid CFO and a two non-paid officers. As the order volume for our products increases and our store locations expand, additional employees are expected to be hired to staff the stores and provide administrative support.

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Marketing

We have budgeted $120,000 in the event we are able to raise the maximum amount of money from this offering to conduct marketing and advertising. We plan to spend approximately $5,000 per month on online marketing, including but not limited to Google Adwords, Paper-per-click (PPC), search engine marketing (SEM), search engine optimization (SEO), email newsletter etc. We will spend approximately $4,000 per month engaging with industries specified magazines and journals in print and digital advertising. In-addition, we plan to spend $200 per month on direct mailing, sponsorship, promotion and etc.

Competition

We face intense competition and may fail to compete effectively.

We are subject to significant competition across our segments and compete against companies in all segments that have access to significant resources in terms of technology, relationships with suppliers and distributors and access to cash flow and financial markets.

The smoke accessories industry is characterized by brand recognition and loyalty, with product quality, price, marketing and packaging constituting the primary methods of competition. Substantial marketing support, merchandising display, competitive pricing and other financial incentives generally are required to introduce a new brand or to improve or maintain a brand’s market position.

There can be no assurance that our products will be able to compete successfully against these companies or any of our other competitors, some of which have far greater resources, capital, experience, market penetration, sales and distribution channels than us. In addition, there are currently no U.S. restrictions on advertising electronic cigarettes and vaporizer products and competitors, including “big tobacco,” may have more resources than us for advertising expenses, which could have a material adverse effect on our ability to build and maintain market share, and thus have a material adverse effect on our business, results of operations and financial condition.

Regulations

e-Cigarettes and Vapes

Effective August 8, 2016, FDA’s regulatory authority under the Tobacco Control Act was extended to all remaining tobacco products, including: (i) certain new products (such as electronic cigarettes, vaporizers and e-liquids) and their components or parts (such as tanks, coils and batteries); (ii) cigars and their components or parts (such as cigar tobacco); (iii) pipe tobacco; (iv) hookah products; or (v) any other tobacco product “newly deemed” by FDA. These deeming regulations apply to all products made or derived from tobacco intended for human consumption but excluding accessories of tobacco products (such as lighters).

The deeming regulations require us to (i) register with the FDA and report product and ingredient listings; (ii) market newly deemed products only after FDA review and approval; (iii) only make direct and implied claims of reduced risk if the FDA approves after finding that scientific evidence supports the claim and that marketing the product will benefit public health as a whole; (iv) refrain from distributing free samples; (v) implement minimum age and identification restrictions to prevent sales to individuals under age 18; (vi) develop an approved warning plan and include prescribed health warnings on packaging and advertisements; and (vii) refrain from selling the products in vending machines, unless the machine is located in a facility that never admits youth. Newly-deemed tobacco products are also subject to the other requirements of the Tobacco Control Act, such as that they not be adulterated or misbranded. The FDA could in the future promulgate good manufacturing practice regulations for these and our other products, which could have a material adverse impact on our ability and the cost to manufacture our products.

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Marketing authorizations will be necessary in order for us to continue our distribution of NewGen and cigar and pipe tobacco products. Compliance dates vary depending upon type of application submitted, but all newly-deemed products will require an application no later than August 8, 2021, for “combustible” products (e.g. cigar and pipe) and August 8, 2022, for “non-combustible” products (e.g. vapor products) with the exception of our “grandfathered” products (products in commerce as of February 15, 2007) which are already authorized, unless FDA grants extensions to these compliance periods. We intend to timely file for the appropriate authorizations to allow us to sell our products in the U.S. We have no assurances that the outcome of such processes will result in our products receiving marketing authorizations from the FDA. We also have certain previously-regulated tobacco products which remain subject to “provisional” substantial equivalence filings made on March 22, 2011. If the FDA establishes regulatory processes that we are unable or unwilling to comply with, our business, results of operations, financial condition and prospects could be adversely affected.

The anticipated costs of complying with future FDA regulations will be dependent on the rules issued by the FDA, the timing and clarity of any new rules or guidance documents accompanying these rules, the reliability and simplicity (or complexity) of the electronic systems utilized by FDA for information and reports to be submitted, and the details required by FDA for such information and reports with respect to each regulated product (which have yet to be issued by FDA). Failure to comply with existing or new FDA regulatory requirements could result in significant financial penalties and could have a material adverse effect on our business, results of operations, financial condition and ability to market and sell our products. Compliance and related costs could be substantial and could significantly increase the costs of operating in our NewGen and cigar and pipe tobacco product markets.

In addition, failure to comply with the Tobacco Control Act and with FDA regulatory requirements could result in litigation, criminal convictions or significant financial penalties and could impair our ability to market and sell our electronic and vaporizer products. At present, we are not able to predict whether the Tobacco Control Act will impact our products to a greater degree than competitors in the industry, thus affecting our competitive position.

Furthermore, neither the Prevent All Cigarette Trafficking Act nor the Federal Cigarette Labeling and Advertising Act currently apply to NewGen products. There may, in the future, also be increased regulation of additives in smokeless products and internet sales of NewGen products. The application of either or both of these federal laws, and of any new laws or regulations which may be adopted in the future, to NewGen products or such additives could result in additional expenses and require us to change our advertising and labeling, and methods of marketing and distribution of our products, any of which could have a material adverse effect on our business, results of operations and financial condition.

Hemp Oil

We do not sell marijuana products. We do sell products with hemp oil as an ingredient. There is a misconception that that hemp and marijuana are the same thing. This perception drives much of the regulation of hemp products. Although hemp and marijuana are both part of the cannabis family, they differ in cultivation, function, and application. Despite the use of marijuana becoming more widely legalized, it is viewed by many regulators and many others as an illegal product. Hemp, on the other hand, is used in a variety of other ways that include clothing, skin products, pet products, dietary supplements (the use of CBD oil), and thousands of other applications. Hemp may be legally sold, however the inability of many to understand the difference between hemp and marijuana often causes burdensome regulation and confusion among potential customers. Therefore, we are affected by laws related to cannabis and marijuana, even though our products are not the direct targets of these laws.

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Cannabis is currently a Schedule I controlled substance under the Controlled Substance Act (“CSA”) and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession and/or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) describes Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA in the states, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

Notwithstanding the CSA, 29 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico allow their residents to use medical cannabis. The states of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon, Vermont (effective July 1, 2018) and Washington, and the District of Columbia, allow cannabis for adult recreational use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level.

On March 26, 2018, Senate Majority Leader Mitch McConnell, R-Kentucky, announced plans to introduce The Hemp Farming Act of 2018 to exclude hemp altogether from the Controlled Substances Act (CSA). The proposed bill would legalize hemp as an agricultural commodity and remove it from the list of controlled substances. This would greatly reduce the uncertainty we face with respect to regulation of hemp products. However, Congress has not yet taken formal action to pass the bill. Until then, we intend to rely on 7 USC § 5940(b)(2) for the sale of hemp oil in our stores, which excludes “industrial hemp” from the CSA. Industrial hemp is defined as “the plant Cannabis sativa L. and any part of such plant, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis.” The hemp oil we use comports with this definition of less than 0.3% THC. However, cannabis, as mentioned above, is a schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of cannabis has been legalized, its production and use remains a violation of federal law. Since federal law criminalizing the use of cannabis preempts state laws that legalize its use, strict enforcement of federal laws regarding marijuana that would apply to the sale and distribution of our hemp oil products could result in criminal charges brought against us and would likely result in our inability to proceed with our business plan.

PROPERTIES

We currently do not own any real property. Our headquarters is located at 302 West Victory Dr. Savannah GA 31405.

We currently lease two locations, described below, that are operating on the east coast. These locations will serve as the model locations to standardize branding and store formats.

582 Hendersonville Road, Asheville NC 28803

We entered a lease agreement on July 24, 2018 for approximately 1,625 square feet of space in Buncombe County, North Carolina. The lease period is from August 1, 2018 to July 31, 2019, which is renewable for an additional two year period. We pay rent of $2,406.36 per month.

302 West Victory Dr. Savannah GA 31405

We entered a lease agreement on June 13, 2018 for approximately 2,000 square feet of space in Chatham County, Georgia. The lease period is from July 1, 2018 to June 30, 2021, and then on a month-to-month basis. We pay rent of $2,100 per month.

LEGAL PROCEEDINGS

We are not a party to any other legal proceedings and, to our knowledge, no other legal proceedings are pending, threatened or contemplated.

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MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Holders of Our Shares

As of the date of this prospectus, there were 43 registered common shareholders.

No Public Market for Common Shares

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Dividend Rights

We have never declared, nor paid, any dividend since our incorporation and does not foresee paying any dividend in the near future since all available funds will be used to conduct exploration activities.  Any future payment of dividends will depend on our financing requirements and financial condition and other factors which the board of directors, in its sole discretion, may consider appropriate.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;

2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

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FINANCIAL STATEMENTS

Our audited financial statements for the year ended December 31, 2017 and the nine months ended September 30, 2018 and 2017 are presented as follows:

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Directors of Mary Jane’s Vape and Smoke Shop Inc.

Opinion on the Financial Statements

I have audited the accompanying balance sheet of Mary Jane’s Vape and Smoke Shop Inc. (the “Company”) as of December 31, 2017, the related statements of operations, equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In my opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the year then, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on the Company’s financial statements based on my audit. I am a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and am required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. As part of my audit I am required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, I express no such opinion.

My audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. My audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. I believe that my audit provide a reasonable basis for my opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

As discussed in Note 1 to the financial statements, the Company is newly formed and had an operating loss for the year ended December 31, 2017. These conditions raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these financial statements. Management’s plans are also described in Note 1. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

/s/ Boyle CPA, LLC

I have served as the Company’s auditor since 2018

Bayville, NJ

September 10, 2018

F-1

Mary Janes Vape and Smoke Shop Inc.

BALANCE SHEETS

December 31, 2017 and September 30, 2018 (Unaudited)

	September 30, 2018 (unaudited)	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$12,459	$17,578
Accounts receivable	11,710
Inventory	227,244	242,649
Prepaid assets	1,509
Deferred tax asset	15,887
Total current assets	268,809	260,227
Non- Current Assets
Fixed assets, net	12,847	—
Intangible asset	2,344	—
Deferred tax asset	14,337	—
Total Non-Current Assets	29,528

TOTAL ASSETS	$298,337	$260,227

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	56,537	5,934
Deferred Revenues	20,834	—
Total Current Liabilities	77,371	5,934

TOTAL LIABILITIES	$77,371	$5,934

Stockholders' equity
Members’ equity	—	527,876
Preferred Stock; $0.001 par value, 50,000,000 authorized	—	—
Common stock; $0.001 par value; 200,000,000 shares authorized; 14,644,167 and 0 shares issued and outstanding as of September 30, 2018, and December 31, 2017, respectively.	14,644	—
Additional paid-in capital	677,884	—
Accumulated deficit	(471,562)	(273,583)
Total stockholders' equity	220,966	254,293

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$298,337	$260,227

The accompanying notes are an integral part of these financial statements

F-2

Mary Jane's Vape and Smoke Shop Inc.

STATEMENTS OF OPERATIONS

For the period ended December 31, 2017 and September 30, 2017 and 2018 (Unaudited)

	Nine months ended September 30, (unaudited)		Year ended December 31,
	2018	2017	2017

Sales	$205,079	$357,397	$470,256
Cost of sales	119,996	232,901	303,762

Gross profit	85,083	124,496	166,494

Operating expenses
Professional fees	25,292	—	—
Advertising and marketing	37,645	706	1,651
Payroll and related expenses	100,801	156,354	214,593
Officer compensation	16,500	—	—
General and administrative expenses	51,186	31,796	48,158
Sales tax expense	16,448	20,850	23,656
Rent expense	63,381	108,614	152,019
Total operating expenses	311,253	318,320	440,077

Loss from operations	(226,170)	(193,824)	(273,583)

Other income
Rent income	4,166	—	—
Total other income	4,166	—	—

Loss before income taxes	(222,004)	(193,824)	(273,583)

Deferred tax benefits	24,025	—	—

Net loss	$(197,979)	$(193,824)	$(273,583)

Basic weighted average common shares outstanding	14,569,372	—	—
Net loss per common share: basic and diluted	$(0.01)	—	—

The accompanying notes are an integral part of these financial statements

F-3

Mary Janes Vape and Smoke Shop Inc.

STATEMENTS OF CASH FLOW

For the year ended December 31, 2017 and September 30, 2017 and 2018 (Unaudited)

	Nine months ended September 30, (unaudited)		Year ended December 31,
	2018	2017	2017

Cash Flows from Operating Activities
Net loss	$(197,979)	$(193,821)	$(273,583)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	669	—	—
Share based compensation	4,282	—	—
Change in deferred assets	(24,025)
Changes in assets and liabilities
Accounts Receivables	(11,710)	—	—
Inventory	15,405	(281,520)	(242,649)
Accounts payable and accrued expenses	50,603	591	5,934
Prepaid expenses	1,509	—	—
Deferred Revenues	20,834	—	—
Net cash used in operating activities	(143,430)	(474,753)	(510,298)
Purchase of Fixed Assets	(13,516)
Capitalized cost of Intangible assets	(2,344)
Net cash used in investing activities	(15,860)	—	—
Cash Flows from Financing Activities

Common Stock	14,644
Paid In Capital	139,527	527,876	527,876
Net cash provided by financing activities	154,171	527,876	527,876

Net increase (decrease) in cash	(5,119)	53,123	17,578

Cash, beginning of period	17,578	—	—

Cash, end of period	$12,459	$53,123	$17,578

Supplemental disclosure of cash flow information
Cash paid for interest	—	—	—
Cash paid for tax	—	—	—

The accompanying notes are an integral part of these financial statements

F-4

Mary Jane's Vape and Smoke Shop Inc.

STATEMENT OF EQUITY

December 31, 2017 and September 30, 2018 (Unaudited)

		Common Stock
	Members' Equity	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Stockholders Equity
Balance, December 31, 2016
Contributed capital	$527,876				—	$527,876
Net Loss					(273,583)	(273,583)
Balance, December 31, 2017	527,876	—	—	—	(273,583)	254,293
Capital Contribution	125,870					125,870
Corporate conversion	(653,746)	14,529,334	14,529	639,217		—
Stock issuance		114,833	115	38,667		38,782
Net Loss					(197,979)	(197,979)
Balance, September 30, 2018	$—	$14,644,167	$14,644	$677,884	$(471,562)	$220,966

The accompanying notes are an integral part of these financial statements

F-5

Mary Jane’s Vape and Smoke Shop Inc.

Notes to the Financial Statements

December 31, 2017 and September 30, 2018

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Change of Business

Mary Jane’s Vape and Smoke Shop Inc. formerly Mary Jane Smoke Shop Inc. in the business of creating a recognizable national chain of retail stores that specialize in the sale of smoking accessories such as papers, vaporizers, E-liquid, CBD E-juice, CBD Oil, CBD herbs, water pipes, smoking pipes and other accessories. We currently have two retail locations: one in Asheville North Carolina and the other in Savannah, Georgia. We plan to grow our business and acquire additional store locations. The stores are expected to have a distinctive store layout, comparable to our two existing locations, that is consistently applied to all retail locations. The focus will be to create a recognizable brand of excellence geared towards all forms of smoking. All of our products are competitively priced, professionally packaged, and presented to customers in a service-focused environment. We were incorporated as a limited liability company in Georgia and on July 28, 2016, commenced operations in January 2017 and we converted to a c-corporation and moved our domicile to Nevada.

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

The unaudited interim financial statements of the Company for the nine months ended September 30, 2018 and 2017 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position and the results of operations for the interim periods presented herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for any subsequent quarters or for an entire year.

Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company had an accumulated deficit of $480,587 as of September 30, 2018. The company’s ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. While the Company is expanding its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. These consolidated financial statements do not include any adjustments that might arise from this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates include but are not limited to the estimated useful lives of equipment for purposes of depreciation and the valuation of common shares issued for services, equipment and the liquidation of liabilities.

F-6

Cash and Equivalents

Cash and equivalents include investments with initial maturities of three months or less.

Concentration of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, are cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of FDIC insurance limits.

Accounts receivable

Accounts receivable represents trade obligations from customers that are subject to normal trade collection terms, without discounts. The Company periodically evaluates the collectability of its accounts receivable and considers the need to adjust an allowance for doubtful accounts based upon historical collection experience and specific customer information. Actual amounts could vary from the recorded estimates. We have determined that as of September 30, 2018 and December 31, 2017, no allowance was required. The majority of sales transactions are paid by the customer with a credit card and are generally collected at the time that revenue is recorded.

Inventories

Inventory consists primarily of merchandise for sale and packaging materials and is valued at the lower of cost or market. Cost is determined using the weighted average method and average cost is recomputed after each inventory purchase or sale. Inventory is periodically reviewed in order to identify obsolete or damaged inventory and impaired values.

Property and Equipment

Property and equipment is recorded at cost and depreciated or amortized using the straight-line method over the estimated useful life of the asset. The estimated useful life by asset description is noted in the following table:

Asset Description	Estimated Useful life (Years)
Furniture and Equipment	3-5
Leasehold Improvement	Term or lease or 3-5 whichever is shorter
Vehicles	5

Additions are capitalized, and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in other income.

Fixed assets start deprecating the following month of acquisition.

Intangible assets are stated at cost less accumulated amortization and impairment losses. Cost is usually determined as the amount paid by the Group. Amortization is recognized together with depreciation in profit or loss. Intangible assets with indefinite lives are not amortized but are subject to annual reviews for impairment.

Cost of Sales

The company computes its cost of sales by applying average cost of the inventory sold. Cost of items will include purchase price plus any incidental cost like freight in and less any purchase discounts. Average cost of inventory recomputed each time there is new purchase.

General and Administrative Expenses

The company records customary and necessary expenses to operate its office and stores as General and Administrative expenses. This includes bank service charges, computer and internet expenses, utilities, transportation, repairs and maintenance, security, property insurance and supplies

F-7

Fixed assets consist of the following at September 30, 2018.

9/30/2018
Furniture and Equipment	$10,617
Computers and Equipment
Accumulated Depreciation	(6,690)

Net Fixed Assets	$12,847
Intangible Assets	2,344

Intangible assets are cost of domain names recorded at cost of purchased subject to annual review for impairment.

Revenue Recognition

Net sales consist primarily of revenue from sale of merchandise and accessories. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collection is probable. Product is considered delivered to the customer once customer takes possession and title, risk of loss and rewards of ownership have been transferred. For most of the Company’s product sales, these criteria are met at the time the product is taken out of the stores.

Deferred Revenues

The company recognized advance payments received as deferred revenues. As of September 30, 2018, the company received rent advances for subleasing a portion of Savannah Store for an annual rent of $25,000. Terms of the lease is from August 2018 to July 2019.

Total cash payments received:	$25,000
Income recognized	4,166
Deferred	20,834

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with GAAP. For certain of our financial instruments, including cash, accounts payable, and the short-term portion of long-term debt, the carrying amounts approximate fair value due to their short maturities.

Stock Based Compensation

The Company follows ASC 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions).

Earnings Per Share

Basic earnings per share amounts are calculated based on the weighted average number of shares of common stock outstanding during each period. Diluted earnings per share is based on the weighted average numbers of shares of common stock outstanding for the periods. There are no potentially dilutive shares outstanding at September 30, 2018 and December 31, 2017.

Income Taxes

The Company accounts for income taxes under standards issued by the FASB. Under those standards, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

Recent Accounting Pronouncements

On January 1, 2018, we adopted the new accounting standard ASC 606, (Topic 606), Revenue from Contracts with Customers and all the related amendments (“new revenue standard”) using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Through our evaluation of the impact of this ASC, we have determined there is no impact to our financial statements resulting from the adoption of Topic 606 as the timing and measurement of revenue remained consistent with Topic 605, although our approach to revenue recognition is now based on the transfer of control. Further, there is no difference in the amounts of the revenue and cost of sales reported in our income statement for the quarter ending September 30, 2018 that were recognized pursuant to Topic 606 and those that would have been reported pursuant to Topic 605.

F-8

Through our evaluation of the impact of this ASU, we have identified certain changes that are expected to be made to our accounting policies, practices,

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) mode that requires a lessee to record a ROU asset and a lease liability on the consolidated balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated income statement. ASU 2016-02 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods, with early adoption permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the potential impact of the adoption of this standard.

NOTE 2– LEASE COMMITMENTS

The Company had lease commitments for store space under lease terms that ranged from one to three years.

Future minimum lease payments consist of the following:

Year	Annual
2019	$62,633
2020	64,150
2021	65,040
TOTAL	$191,823

NOTE 3– CAPITAL STOCK

The Company's authorized capital is 50,000,000 preferred shares and 200,000,000 common shares with a par value of $0. 001 per share. During the nine months period the company issued a total of 14,644,167 shares of common stock in exchange for the total contribution of shareholders valued at $653,746. The contributions comprise of cash contribution and inventories at fair market value. As of September 30, 2018, total outstanding shares is 14,644,167 common shares and no preferred shares.

NOTE 4 -COMMON STOCK WARRANTS

During the nine months ended September 30, 2018 the Company granted warrants to issue 2,511,990 shares of our common stock at a strike price of $0.01 per share. On February 20, 2020, the warrant holder at any time and from time to time to time nay exercise these warrants in whole or in part. The warrant terms are 5 years expiring in April 20, 2023.

	Number of Common Stock Warrants	Weighted average exercise price	Weighted average life (years)	Intrinsic value of warrants
Outstanding 12-31-2017	—	—	—
Granted May 22,2018	2,511,910	$0.01	5
Exercise
Outstanding 9-30-2018	2,511,910	$0.01	4.64

F-9

NOTE 5 – INCOME TAXES

The Company accounts for income taxes pursuant to FASB ASC 740—Income Taxes. Under those standards, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A deferred tax asset is recognized for unused tax losses and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and a valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

In 2017 and through conversion to a C corporation on May 15, 2018 (the Conversion Date), the company operated as a Limited Liability Company whereby the company elected to be treated as a Partnership under applicable federal and state income tax laws. For tax filing purposes, the member partners have been taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal or state income taxes has been included the financial statements for 2017 and through the Conversion Date. Upon conversion, the Company recognized a deferred tax asset of $6,199 relating to the conversion from an accrual to cash basis for income tax purposes.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Reform Act”). We recognize the impact of tax legislation in the period in which the law is enacted. In December 2017, the SEC staff issued Staff Accounting Bulletin No. 118, which addresses how a company recognizes provisional amounts when a company does not have the necessary information available, prepared or analyzed (including computations) in reasonable detail to complete its accounting for the effect of the changes in the Tax Reform Act. Consistent with that guidance, we recognized provisional amounts based upon our interpretation of the tax laws and estimates which require significant judgments. The actual impact of these tax laws may differ from these provisional amounts, possibly materially, due to, among other things, additional analysis, changes in our interpretations and assumptions, additional guidance that may be issued by the government and actions we may take as a result of these enacted tax laws. Any adjustments recorded to the provisional amounts will be included in income from operations as an adjustment to tax expense.

For the period ended September 30, 2018 deferred tax assets are as follows:

Current deferred tax asset	$9,688
Long term deferred tax asset	$14,337
Total	$24,025

The Company has not established a valuation allowance for the deferred tax assets as, in the opinion of management, it is more likely than not that these amounts will be utilized. Subsequent to September 30, 2018, the Company became profitable on a monthly basis and Management believes this trend will continue and the deferred tax assets will be utilized.

NOTE 6 – SUBSEQUENT EVENT

The company has evaluated subsequent events for recognition and disclosure through November 30, 2018 which is the date the financial statements were available to be issued. No other matters were identified affecting the accompanying financial statements and related disclosures.

F-10

MANAGEMENT’S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Results of Operations for the Year Ended December 31, 2017 and Nine Months Ended September 30, 2018 and 2017

Revenues

We were incorporated on July 28, 2016 and commenced operations in January 2017. We achieved revenues of $470,256 for the year ended December 31, 2017 and $205,079 for the nine months ended September 30, 2018, as compared with $357,397 for the nine months ended September 30, 2017.

Sales drop 43% for the nine months ended September 30, 2018, as compared to the nine months ended September 30, 2017 primarily due to closure of 2 stores located in California. One location closed January 31, 2018 and the other in May 31, 2018. Total sales for these two locations in 2017 were approximately $159,426. Gross profit decrease by only 32% despite decrease in revenue by 43% due mainly to management’s effort to solicit better purchase prices from variety of vendors. The gross profit ratio has increase to 41% compared to previous year 35%. The increase in gross profit ratio during the 9 months period compared to the previous period primarily due to additions of new product lines that generate higher gross profit margin with up to 100% mark up. Management continuously invest in promoting and adverting of product lines that generates higher gross profit resulted to a better gross profit margin.

We have only recently commenced operations under new management, our sales in September 2018 increased by 82% compared to September 2017, we expect to attain same level of increase in revenues to the next period. The increase in revenues were primarily due to our marketing strategies, increase advertising and marketing efforts.. Our plan is to continue on improving on increasing revenues for the existing stores and acquire more stores, as cash permits, to increase our revenues. However, we expect that revenues will be sporadic in the next twelve months as we undertake our plan of operations.

Our cost of revenues for the year ended December 31, 2017 was $303,762, resulting in gross profit of $166,494. Our cost of revenues for the nine months ended September 30, 2018 was $119,996 for gross profits of $85,083, as compared with $232,901 in cost of sales for gross profit of $124,496 for the nine months ended September 30, 2017.

As detailed above, we have only been operational since the beginning of 2017 and we are unable to forecast with any degree of specificity the margins that we expect to have in the future.

In August 2108 we sublease part of our office space for annual rent for $25,000. For period ending September 30,1018 other income of $4,166 was recognized.

Operating Expenses

We had operating expenses of $440,077 for the year ended December 31, 2017. We had operating expenses of $311,253 for the nine months ended September 30, 2018, as compared with $318,320 for the same period ended 2017. The decrease in our operating expenses were primarily due to the closure of two store s which contribute rent expense of $45,234 payroll of $55,554, offset by increase in advertising expenses $ 36,939, Legal and professional fees $41,792 and General and administrative expenses $ 18,648. Our operating expenses for all periods was mainly the result of rent and payroll obligations.

We expect our operating expenses to increase in 2018 and 2019 as a result of increased operating activity to implement our business plan and the added expenses associated with the filing of a public offering and thereafter reporting with the Securities and Exchange Commission.

Net Loss

We had a net loss of $273,583 for the year ended December 31, 2017. We had a net loss of $197,978 for the nine months ended September 30, 2018, as compared with $193,8254 for the same period ended 2017.

Liquidity and Capital Resources

As of September 30, 2018, we had total current assets of $268,809 and total current liabilities of $77,371. We had working capital of $191,438 as of September 30, 2018.

Operating activities used $143,430 in cash for the nine months ended September 30, 2018, as compared with $474,753 in cash for the same period ended 2017. Our negative operating cash flow for the nine months ended September 30, 2018 is the result of funding our net loss of $197,979, offset mainly by change in inventory of $15,405, deferred revenues 20,834, deferred taxes 24,025 and accounts payable and accrued expenses of $50,603. Our negative operating cash flow for the nine months ended September 30, 2017 is mainly the result of funding our net loss of $193,824 along with changes in inventory of $ 281,520.

Investing activities used $15,860 in cash for the nine months ended September 30, 2018, as compared with $0 in cash for the same period ended 2017. Our negative investing cash flow in 2018 is mainly due to the purchase of $13,516 in fixed assets.

Financing activities provided $154,171 in cash for the nine months ended September 30, 2018, as compared with $527,876 in cash for the same period ended 2017. Our positive financing cash flow for the nine months ended September 30, 2018 is mainly the result of the sale of our common stock and paid in capital. Our positive cash flow for the nine months ended September 30, 2017 is the result of paid in capital.

We were incorporated on July 28, 2016 and commenced operations in January 2017. Our operations, to date, have been devoted primarily to startup, development activities and obtaining our first contract. Because of our limited operating history, it is difficult to predict our capital needs on a monthly, quarterly or annual basis. We will have no capital available to us if we are unable to raise money from this offering or find alternate forms of financing, which we do not have in place at this time.

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There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Our plan specifies that we will need approximately $2,000,000 in additional operating capital to operate for the next twelve months and to achieve our growth plan in the expansion of stores, as detailed elsewhere in this Prospectus. We will need, at a minimum, $50,000 from this offering, or else our business will be in jeopardy and we could be forced to suspend our operations or go out of business. Our long term growth plan calls for a raise of $2,000,000 to $5,000,000 to fund the acquisition of new stores to our portfolio. If we are unable to raise this money, our growth plans will be frustrated. There can be no assurance that this offering will be successful.  You may lose your entire investment.

Off-Balance Sheet Arrangements

As of September 30, 2018, there were no off-balance sheet arrangements.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of our company as a going concern. However, our revenues for the period from inception to September 30, 2018 has not been able to support our operating expenses. We have not completed our efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that we will be dependent, for the near future on additional investment capital to fund operating expenses. We intend to position the company so that we may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that we will be successful in this or any of our endeavors or become financially viable and continue as a going concern.

Emerging Growth Company Status

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

▪	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
▪	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
▪	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
▪	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and positions of our sole executive officer and director as of the date hereof.

Name	Positions
Moses Campbell	President, Chief Executive Officer, Principal Executive Officer, Secretary and Director
Jorge Verar	Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer
Matthew Meyer	Chairman, Chief Operating Officer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors:

Moses Campbell. Moses is an entrepreneur by nature. At age 15, he started his own private IT company, Guillermo Santos LLC. There, he oversaw operations and grew the company to even include a datacenter hosting service. He continued his education at the University of New Mexico pursuing a finance degree from the Anderson School of Management. He currently develops and maintains customized bookkeeping software for various companies as well as continue to manage large data center environment for Salmons PC as the Head of System Administration.

Work Experience over the last 5 years -

•	2015-present, Head systems administrator and Programmer - Salmons PC, a Precast Engineering and Drafting firm.
•	2014-2016, Owner and President of Guillermo Santos LLC. - A private IT outsourcing firm, and cloud storage datacenter.

Mr. Campbell does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

We have chosen Mr. Campbell as our director because of his leadership skills and business development experience.

Jorge Verar. Jorge is Certified Public Accountant (CPA) licensed in Texas as well as In the Philippines. He is also Certified Fraud Examiner (CFE) as well as Certified Information System Auditor (CISA).

Jorge started his own accounting firm in June of 2016 providing outsource accounting and financial reporting services to small public company as well as private corporation. Jorge’s industry knowledge spans many different sectors including healthcare, oil and gas, construction, retail, staffing, technology, and software development.

His work experiences for the last five years are as follow:

•	September of 2016 to April 2017, Senior Accounting Manager - Albeck financial Services Inc. a Financial Reporting services company
•	August 2014 to June of 2016, Audit manager - Thayer O’NEAL Company CPAs a
•	2004 to 2014 Controller / VP finance Majestic Staffing LLc, a staffing and recruiting firm.

Mr. Verar does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Matthew Meyer, Matt oversees operations and is responsible for growth strategy and raising capital. Matt holds a Bachelor’s degree from the University of San Francisco where he studied Communications and Business Management. He has also earned a Master’s degree from Hult International Business School.

In September of 2016 Matthew started is own luxury travel agency, specializing in international business and first class travel. His knowledge of the travel industry is extensive, having past been a consultant for multiple companies developing corporate travel programs.

Matthew’s past work experience:

•         From 2016 to present - Owner of a luxury travel agency, which specializes in international business and first class travel for individuals and SMBs.

•         From 2014 to 2016 - Independent travel consultant, working with multiple organizations developing corporate travel programs.

•         From 2012 - 2016 - Owner of a digital marketing company, specializing in website development for small businesses.

Mr. Meyer does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940

We have chosen Mr. Meyer as our director because of his business experience.

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Term of Office

Our directors are elected to hold office until the next annual meeting of the shareholders and until their respective successors have been elected and qualified. Our executive officers are appointed by our board of directors and hold office until removed by our board of directors or until their successors are appointed.

Family Relationships

There are no family relationships between our executive officers and directors.

Other Significant Employees

Other than our executive officers, we do not currently have any significant employees.

Involvement in Certain Legal Proceedings

Aside from the following, during the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.	Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.	Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities: i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; ii. Engaging in any type of business practice; or iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.	Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: i. Any Federal or State securities or commodities law or regulation; or ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued to our named executive officers, as that term is defined in Item 402(m)(2) of Regulation S-K, from inception to December 31, 2017.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Moses Campbell Chief Executive Officer and Director	2017	-	-	-	-	-	-	-	-
Jorge Verar Chief Financial Officer	2017	-	-	-	-	-	-	-	-
Matthew Meyer Chairman, COO and Director	2017	-	-	-	-	-	-	-	-

Aside from an agreement with have with our CFO, we do not pay any compensation to our officers or directors at this time. However, we reserve the right to compensate our directors in the future with cash, stock, options, or some combination of the above.

The CFO signed an employment agreement dated August 28, 2018 at a monthly rate of $1,500 until the company secures funding of $500,000, and thereafter at $3,000 plus stock awards of 150,000 shares per year of service to the company.

Outstanding Equity Awards at Fiscal Year End

As at September 30, 2018, we did not have any outstanding equity awards.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 3, 2018, certain information as to shares of our common stock and Series A Preferred Stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group.

Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown. Unless otherwise indicated below, each entity or person listed below maintains an address of 302 West Victory Dr. Savannah GA 31405.

	Common Stock
Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (2)
Moses Campbell	9,365,756	63.9%
Jorge Verar	150,000	0.006%
Matthew Meyer	833,334	5.69%
All Directors and Executive Officers as a Group (3 persons)	10,349,090	70.67%
5% Holders
Eduardo Cabrera 240 East 39 Street, Apt 10G NY, NY 10016	1,398,792	9.55%
Mason Habib	1,398,792	9.55%
11844 Bandera Road # 722, Helotes, TX 78023

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class of common stock is based on 14,644,167 shares of common stock as of December 3, 2018.

Changes in Control

We are not aware of any arrangement, which may result in a change in control in the future.

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RELATED TRANSACTIONS

Except as disclosed below or set forth in “Selling Security Holders” and “Executive Compensation” above, none of the following parties has, during our last two fiscal years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, in which the Company is a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets for the last two completed fiscal years:

(i)	Any of our directors or officers;
(ii)	Any person proposed as a nominee for election as a director;

(iii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding common shares;
(iv)	Any of our promoters; and

(v)	Any relative or spouse of any of the foregoing persons who has the same house as such person.

DIRECTOR INDEPENDENCE

We intend to apply to have our common shares quoted on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements.  Under NASDAQ Rule 5605(a)(2), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.   Moses Campbell is not an independent director as a result of his employment as President and CEO.  Accordingly, we do not have any independent members on our Board of Directors.

As a result of our limited operating history and minimal resources, our management believes that it will have difficulty in attracting independent directors.  In addition, we would likely be required to obtain directors and officers insurance coverage in order to attract and retain independent directors.  Our management believes that the costs associated with maintaining such insurance is prohibitive at this time.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SUBJECT TO COMPLETION, DATED ______________________

PROSPECTUS

MARY JANE’S VAPE & SMOKE SHOP, INC.

1,000,000 PRIMARY SHARES

2,852,007 SECONDARY SHARES

Dealer Prospectus Delivery Obligation

Until _____________________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DO THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF THE DATES ON THEIR COVERS. WHEN WE DELIVER THIS PROSPECTUS OR A SUPPLEMENT OR MAKE A SALE PURSUANT TO THIS PROSPECTUS OR A SUPPLEMENT, WE ARE NOT IMPLYING THAT THE INFORMATION IS CURRENT AS OF THE DATE OF THE DELIVERY OR SALE.

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INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this Offering are as follows:

Expenses(1)	US($)
SEC Registration Fee	$959.98
Transfer Agent Fees	$1,000
Accounting Fees and Expenses	$9,000
Legal Fees and Expenses	$5,000
Total	$15,959.98

Note:

(1) All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the Offering listed above.  No portion of these expenses will be paid by the selling security holders.  The selling security holders, however, will pay any other expenses incurred in selling their shares, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

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Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

RECENT SALES OF UNREGISTERED SECURITIES

From inception, we completed the following sales of unregistered securities:

▪	We issued 13,221,000 shares of common stock to the members of Mary Jane’s Smoke Shop, LLC in connection with a plan of conversion dated May 15, 2018.

▪	933,334 shares were sold privately at $0.12 per share on May 25, 2018;
▪	41,666 shares were sold privately at $0.12 per share on July 23, 2018 and

▪	375,000 shares were issued for services rendered; and

▪	73,167 shares were sold in a private placement at $0.15 per share on August 25, 2018 to 32 shareholders.

For U.S. investors, the above shares were issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising.

For our offshore investors, the above shares were issued in reliance on Regulation S, promulgated under the Securities Act, as the securities were issued in an "offshore transaction," as defined in Rule 902(h) of Regulation and we did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each stockholder was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation (1)
3.3	Bylaws (1)
5.1	Opinion of The Doney Law Firm with consent to use (1)
10.1	Employment Agreement with Jorge Verar (1)
23.1	Consent of Boyle CPA, LLC
99.1	Subscription Agreement (1)

(1)	Previously filed.

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

4. That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to the Offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Savannah, Georgia, on December 6, 2018.

MARY JANE’S VAPE & SMOKE SHOP, INC.

By:	/s/ Moses Campbell
MOSES CAMPBELL
President, CEO and Director
(Principal Executive Officer)

By:	/s/ Jorge Verar
JORGE VERAR
CFO
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Moses Campbell	President, CEO and Director (Principal Executive Officer)	December 6, 2018
MOSES CAMPBELL

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